Exhibit 23.1

AUDIT ALLIANCE LLP® A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903. UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated August 2, 2024 in this Registration Statement on Form F-1, with respect to the consolidated financial statements of OneConstruction Group Limited and its subsidiaries. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Audit Alliance LLP

Singapore

April 3, 2025